Morgan Stanley Managed Futures
BHM I, LLC

Interim Financial Statements
For the Six Months Ended
June 30, 2009 and 2008
(Unaudited)























THE ENCLOSED TRADING COMPANY FINANCIAL STATEMENTS AND
FOOTNOTE DISCLOSURE ARE PRESENTED PURSUANT TO REGULATION S-X.






       <table>
Morgan Stanley Managed Futures BHM I, LLC
Statements of Financial Condition (Unaudited)


	  June 30,	        December 31,
                            2009      	         2008
	  $	        $

ASSETS

Trading Equity:
    Unrestricted cash	124,364,891	113,591,970
    Restricted cash	    12,544,700	        9,838,695

          Total cash	  136,909,591	   123,430,665

   Net unrealized gain (loss) on open contracts (MS&Co.)	         (376,629)	       5,529,200
   Net unrealized gain (loss) on open contracts (MSIP)	          (1,642,760)	             1,855,890

         Total net unrealized gain (loss) on open contracts	        (2,019,389)	       7,385,090

   Options purchased (premiums paid $7,867,963
        and $2,002,078, respectively)	     9,182,159	         2,622,329

	    Total Trading Equity	144,072,361	133,438,084

Expense reimbursements	            34,735	            20,402
Interest receivable (MS&Co.)	                 687	            39,255

	    Total Assets	    144,107,783	    133,497,741

LIABILITIES AND MEMBERS? CAPITAL

LIABILITIES
Withdrawals payable 	8,758,638     	19,671,490
Options written (premiums received $5,272,074
    and $1,299,709, respectively)				    	  5,878,022		  2,450,282
Accrued incentive fee	159,018	?
Accrued management fees	54,828	39,656
Accrued administrative fees 	            9,596	             6,940

	     Total Liabilities	    14,860,102	   22,168,368

MEMBERS? CAPITAL
Non-Managing Members	  129,247,681	  111,329,373

	Total Members? Capital	  129,247,681	  111,329,373

	Total Liabilities and Members? Capital	     144,107,783	  133,497,741


The accompanying notes are an integral part of these financial statements.

       <table>
Morgan Stanley Managed Futures  BHM I, LLC
Statements of Operations (Unaudited)

                                  For the Three Months                    For the Six Months
                                 Ended June 30,                          Ended June 30,

                                      2009                    2008                  2009                 2008
                                          $  	        $   	       $	      $
INVESTMENT INCOME
	Interest income (MS&Co.)             2,346	      60,546	            24,627    	        110,772

EXPENSES
	Incentive fees	                   159,018          	      425,287         159,018      	       650,367
	Management fees                                        150,660              89,971         280,090       	       142,302
Brokerage, clearing and transaction fees	          128,737                  94,326        244,078               142,747
	Administrative fees                 26366                  15,745            49,016                 24,904

         Total Expenses                                          464,781              625,329         732,202              960,320

    Expenses reimbursements                                  (99,731)	                (81,700)      (192,271)            (125,897)

        Net Expenses      	            365,050	                543,629          539,931              834,423

NET INVESTMENT LOSS                                    (362,704)	              (483,083)       (515,304)            (723,651)

TRADING RESULTS
Trading profit (loss):
	Realized	        15,317,057	             9,976,901      26,729,837        20,212,187
	Net change in unrealized                               (4,082,506)	            5,916,260      (8,165,909)        11,834,184

        Total Trading Results                                 11,234,551	          15,893,161      18,563,928         32,046,371

NET INCOME                                                     10,871,847       	   15,410,078      18,048,624         31,322,720


NET INCOME ALLOCATION
Non-Managing Members	                                   10,871,847          15,410,078      18,048,624         31,322,720












The accompanying notes are an integral part of these financial statements.

       <table>
Morgan Stanley Managed Futures BHM I, LLC
Statements of Changes in Members? Capital
For the Six Months Ended June 30, 2009 and 2008 (Unaudited)




	        Managing	      Non-Managing
	       Member       	       Members    	     Total
                                 $                                  $                            $
Members? Capital,
	December 31, 2007	        ?	6,230,964	    6,230,964

Capital Contributions                                               ?    		111,476,430		111,476,430

Net Income	                                                              ?         	       31,322,720	  31,322,720

Capital Withdrawals                                 	              ?           	              (7,477,645)	            (7,477,645)

Members? Capital,
   June 30, 2008                                                     ?                       141,552,469  	        141,552,469



Members? Capital,
	December 31, 2008                                               ?	                     111,329,373         111,329,373

Capital Contributions                                                ?    		24,975,123	        24,975,123

Net Income	                                                             ?	18,048,624	 18,048,624

Capital Withdrawals                                 	               ?  	    	        (25,105,439)	        (25,105,439)

Members? Capital,
   June 30, 2009                                                  ?	  	              129,247,681 	        129,247,681












The accompanying notes are an integral part of these financial statements.

       <table>
Morgan Stanley Managed Futures BHM I, LLC
Statements of Cash Flows (Unaudited)


	          For the Six Months Ended June 30,

	        2009     	        2008
	  $	  $


CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                                       18,048,624		 31,322,720
Noncash item included in net income:
	Net change in unrealized                                                              8,165,909                 (11,834,184)

(Increase) decrease in operating assets:
	Restricted cash	                                                                (2,706,005)                   (1,650,593)
	Net premiums paid for options purchased                                  (5,865,885)	  (3,177,597)
	Expense reimbursements                                	                                (14,333)                         (8,360)
	Interest receivable (MS&Co.)	                                             38,568      	                    (8,699)

Increase in operating liabilities:
	Net premiums received for options written                                  3,972,365                      1,833,005
	Accrued incentive fees 	                                                  159,018	                377,652
	Accrued management fees	                                                      15,172                          20,379
	Accrued administrative fees 	                                                 2,656     	      	                 3,567

Net cash provided by operating activities	                   21,816,089   	          16,877,890


CASH FLOWS FROM FINANCING ACTIVITIES

Capital contributions 	                                               24,975,123                  111,476,430
Capital withdrawals	                                                                        (36,018,291)	     (7,237,573)

Net cash provided by (used for) financing activities	               (11,043,168)   	             104,238,857

Net increase in unrestricted cash	                             10,772,921    	            121,116,747

Unrestricted cash at beginning of period	                                      113,591,970                    7,038,210

Unrestricted cash at end of period   	                          124,364,891	              128,154,957







The accompanying notes are an integral part of these financial statements.

       <table>
Morgan Stanley Managed Futures BHM I, LLC
Condensed Schedules of Investments
June 30, 2009 and December 31, 2008 (Unaudited)






Futures and Forward Contracts
       Long
  Unrealized
  Gain/(Loss)

Percentage of
  Members? Capital
    Short
Unrealized
   Gain/(Loss)

 Percentage of
   Members? Capital
    Net
Unrealized
Gain/(Loss)

$
%
   $
%
$

June 30, 2009, Members? Capital: $129,247,681



Commodity
   2,299,332
           1.78
 (3,743,610)
       (2.90)
(1,444,278)
Equity
       14,093
              0.01
             ?
             ?
      14,093
Foreign Currency
    (905,436)
          (0.70)
      (15,313)
         (0.01)
   (920,749)
Interest rate
                   ?
                       ?
    (162,420)
       (0.12)
   (162,420)






     Grand Total:
  1,407,989
           1.09
(3,921,343)
       (3.03)
(2,513,354)

     Unrealized Currency Gain




        0.38

     493,965

     Total Net Unrealized Loss on Open Contracts


 Fair Value
             $
   Percentage of
 Members? Capital
            %



Options purchased on Futures Contracts
     9,182,159
        7.10



Options purchased on Forward Contracts
             ?
           ?



Options written on Futures Contracts
    (5,878,022)
        (4.55)



Options written on Forward Contracts
             ?
           ?






(2,019,389)



   261,544


December 31, 2008, Members? Capital: $111,329,373



Commodity
 (2,034,724)
       (1.83)
  5,606,951
        5.04*
3,572,227
Equity
         3,628
             ?
             ?
             ?
      3,628
Foreign currency
    (911,827)
       (0.82)
     352,630
        0.31
   (559,197)
Interest rate
  5,884,920
        5.29*
    (739,021)
       (0.66)
 5,145,899






     Grand Total:
  2,941,997
        2.64
  5,220,560
        4.69
  8,162,557

     Unrealized Currency Loss




       (0.70)

(777,467)

     Total Net Unrealized Gain on Open Contracts





 7,385,090


  Fair Value
              $
   Percentage of
Members?  Capital
           %



Options purchased on Futures Contracts
          2,622,329
       2.36



Options purchased on Forward Contracts
             ?
          ?



Options written on Futures Contracts
        (2,450,282)
       (2.20)



Options written on Forward Contracts
             ?
          ?



*No single contract?s value exceeds 5% of the Members? Capital.
The accompanying notes are an integral part of these financial statements.

       Morgan Stanley Managed Futures BHM I, LLC
Notes to Financial Statements
June 30, 2009 (Unaudited)

1. Summary of Significant Accounting Policies

The unaudited financial statements contained herein include, in the opinion of management, all adjustments necessary for a fair presentation of the results of operations and financial condition of Morgan Stanley Managed Futures BHM I, LLC (?BHM I, LLC? or the ?Trading Company?). The financial statements and condensed notes herein should be read in conjunction with the Trading Company?s December 31, 2008, Annual Report.

Organization ? BHM I, LLC was formed on March 26, 2007, as a Delaware limited liability company under the Delaware Limited Liability Company Act (the ?Act?), to facilitate investments by Morgan Stanley managed futures funds. The Trading Company commenced operations on August 1, 2007. The Trading Company?s trading manager is Demeter Management LLC (?Demeter?), a wholly-owned subsidiary of Morgan Stanley Smith Barney Holdings LLC, which in turn is majority owned by Morgan Stanley and minority owned by Citigroup Inc. (?Citigroup?). Demeter has retained Blenheim Capital Management, L.L.C. (?BHM? or the ?Trading Advisor?) to engage in the speculative trading of commodities, domestic and foreign futures contracts, forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, exchange of futures contracts for physicals transactions and futures contracts transactions, and any rights pertaining thereto (collectively, ?Futures Interests?) (refer to Note 3. Financial Instruments) on behalf of the Trading Company. Each member (each investor in the Trading Company, a ?Member?) invests its assets in the Trading Company, which allocates substantially all of its assets in the trading program of BHM, an unaffiliated trading advisor to make investment decisions for the Trading Company. As of June 30, 2009, Morgan Stanley Managed Futures HV, L.P. (a Delaware limited partnership) and Morgan Stanley Spectrum Strategic, L.P. (a Delaware limited partnership) were the Members of the Trading Company.

   On April 30, 2009, Demeter Management Corporation was converted to a Delaware limited liability company and changed its name to Demeter Management LLC. Prior to June 1, 2009, Demeter was wholly owned by Morgan Stanley. Demeter does not believe that the change in ownership of Demeter had a material impact on the Trading Company?s Members. At all times Demeter served as the trading manager of the Trading Company and it continues to do so. The change in ownership occurred pursuant to the transaction in which Morgan Stanley and Citigroup agreed to combine the Global Wealth Management Group of Morgan Stanley and the Smith Barney division of Citigroup Global Markets Inc. into a new joint venture. The transaction closed on June 1, 2009.


       Morgan Stanley Managed Futures BHM I, LLC
Notes to Financial Statements (continued)

1. Summary of Significant Accounting Policies (cont?d)

Organization (cont?d) ? The Trading Company may buy or write put and call options through listed exchanges and the over-the-counter market. The buyer of an option has the right to purchase (in the case of a call option) or sell (in the case of a put option) a specific quantity of a specific Futures Interest or underlying asset at a specified price prior to or on a specified expiration date. The writer of an option is exposed to the risk of loss if the market price of a Futures Interest or underlying asset declines (in the case of a put option) or increases (in the case of a call option). The writer of an option can never profit by more than the premium paid by the buyer but can lose an unlimited amount.

  Premiums received/premiums paid from writing/purchasing options are recorded as liabilities/assets on the Statements of Financial Condition and are subsequently adjusted to fair values. The difference between the fair value of the options and the premiums received/premiums paid is treated as an unrealized gain or loss.

  The commodity brokers for the Trading Company are Morgan Stanley & Co. Incorporated (?MS&Co.?) and Morgan Stanley & Co. International plc (?MSIP?). MS&Co. also acts as the counterparty on all trading of the foreign currency forward contracts. Morgan Stanley Capital Group Inc. (?MSCG?) acts as the counterparty on all trading of the options on foreign currency forward contracts. MS&Co. and its affiliates act as the custodians of the Trading Company?s assets. MS&Co., MSIP, and MSCG are wholly-owned subsidiaries of Morgan Stanley.

Use of Estimates ? The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (?GAAP?), which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.













       Morgan Stanley Managed Futures BHM I, LLC
Notes to Financial Statements (continued)

1. Summary of Significant Accounting Policies (cont?d)

Revenue Recognition ? Futures Interests are open commitments until settlement date, at which time they are realized. They are valued at fair value, generally on a daily basis, and the unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the Statements of Financial Condition as net unrealized gains or losses on open contracts. The resulting net change in unrealized gains and losses is reflected in the change in unrealized trading profit (loss) on open contracts from one period to the next on the Statements of Operations. The fair value of exchange-traded futures, options and forwards contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of business on the last business day of the reporting period. The fair value of foreign currency forward contracts is extrapolated on a forward basis from the spot prices quoted as of approximately 3:00 P.M. (E.T.) of the last business day of the reporting period. The fair value of non-exchange-traded foreign currency option contracts is calculated by applying an industry standard model application for options valuation of foreign currency options, using as input, the spot prices, interest rates, and option implied volatilities quoted as of approximately 3:00 P.M. (E.T.) on the last business day of the reporting period.

   Monthly, MS&Co. credits the Trading Company with interest income on 100% of its average daily funds held at MS&Co. Assets deposited with MS&Co. as margin will be credited with interest income at a rate approximately equivalent to what MS&Co. pays or charges other customers on such assets deposited as margin. Assets not deposited as margin with MS&Co. will be credited with interest income at the rate equal to the monthly average of the 4-week U.S. Treasury bill discount rate less 0.15% during such month but in no event less than zero.

   The Trading Company?s functional currency is the U.S. dollar; however, the Trading Company may transact business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.






       Morgan Stanley Managed Futures BHM I, LLC
Notes to Financial Statements (continued)

1. Summary of Significant Accounting Policies (cont?d)

Members? Capital - The Members? capital of the Trading Company is equal to the total assets of the Trading Company (including, but not limited to, all cash and cash equivalents, accrued interest and amortization of original issue discount, and the fair value of all open Futures Interests contract positions and other assets) less all liabilities of the Trading Company (including, but not limited to, management fees, incentive fees, and extraordinary expenses), determined in accordance with GAAP.

Trading Equity ? The Trading Company?s asset ?Trading Equity,? reflected on the Statements of Financial Condition, consists of
(a) cash on deposit with MS&Co. and MSIP to be used as margin for trading; (b) net unrealized gains or losses on futures and forward contracts, which are valued at fair value and calculated as the difference between original contract value and fair value; and, if any, (c) options purchased at fair value. Options written at fair value are recorded in ?Liabilities?.

   The Trading Company, in its normal course of business, enters into various contracts with MS&Co. and MSIP acting as its commodity brokers. Pursuant to brokerage agreements with MS&Co. and MSIP, to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis on the Trading Company?s Statements of Financial Condition.

   The Trading Company has offset its fair value amounts recognized for forward contracts executed with the same counterparty as allowable under the terms of the master netting agreement with MS&Co., as the counterparty on such contracts.
The Trading Company has consistently applied its right to offset.

Restricted and Unrestricted Cash ? The cash held by the Trading Company is on deposit with MS&Co. and MSIP in futures interests trading accounts to meet margin requirements as needed. As reflected on the Trading Company?s Statements of Financial Condition, restricted cash equals the cash portion of assets on deposit to meet margin requirements plus the cash required to offset unrealized losses on foreign currency forwards and options contracts and offset losses on offset London Metal Exchange positions. All of these amounts are maintained separately. Cash that is not classified as restricted cash is therefore classified as unrestricted cash.








       Morgan Stanley Managed Futures BHM I, LLC
Notes to Financial Statements (continued)

1. Summary of Significant Accounting Policies (cont?d)

Brokerage, Clearing and Transaction Fees ? The Trading Company accrues and pays brokerage, clearing and transaction fees to MS&Co. Brokerage fees and transaction costs are paid as they are incurred on a half-turn basis at 100% of the rates MS&Co. charges retail commodity customers and parties that are not clearinghouse members. In addition, the Trading Company pays transactional and clearing fees as they are incurred.

   Effective January 1, 2008, Morgan Stanley Spectrum Strategic L.P. ("DWSS") became a Member of the Trading Company. DWSS pays to MS & Co. a monthly brokerage fee at a flat rate of 1/12 of 6% per month (a 6% annual rate) of the Net Assets of DWSS allocated to BHM as of the first day of each month. Such fee includes the brokerage fees that are charged to the Trading Company, therefore, the Trading Company receives monthly expense reimbursements on brokerage fees and other transaction fees and costs incurred during such month, based on the beginning of the month Members' capital allocation percentage of DWSS in the Trading Company.

Administrative Fee ? The Trading Company accrues and pays MS&Co. a monthly fee to cover all administrative and operating expenses (the ?Administrative Fee?). The monthly Administrative Fee is equal to 1/12 of 0.35% (a 0.35% annual rate) of the beginning of the month Members? capital of the Trading Company.

   The DWSS investment into the Trading Company does not pay any administrative fee to MS&Co. as that is handled at the DWSS partnership level.

Capital Contributions ? Capital contributions by the Members may be made monthly pending Demeter?s approval. Such capital contributions will increase each Member?s pro rata share of the Trading Company?s Members? capital.

   Demeter initially invested capital directly in the Trading Company. As of December 31, 2007, Demeter redeemed all seed capital investments in the Trading Company. All seed capital investments by Demeter in the Trading Company participated on the same terms as the investments made by the Members in the Trading Company.

Capital Withdrawals ? Each Member may withdraw all or a portion of its capital as of the last business day of the month. The request for withdrawal must be received in writing by Demeter at least three business days prior to the end of such month. Such capital withdrawals will decrease each Member?s pro rata share of the Trading Company?s Members? capital. Demeter may require the withdrawal of a capital account under certain circumstances, as defined in the operating agreement.
       Morgan Stanley Managed Futures BHM I, LLC
Notes to Financial Statements(continued)

1. Summary of Significant Accounting Policies (cont?d)

Distributions ? Distributions, other than capital withdrawals, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date. Demeter does not intend to make any distributions of the Trading Company?s profits.

Income Taxes ? No provision for income taxes has been made in the accompanying financial statements, as Members are individually responsible for reporting income or loss based upon their pro rata share of the Trading Company?s revenue and expenses for income tax purposes. The Trading Company files U.S. federal and state tax returns.

   Financial Accounting Standards Board (?FASB?) Interpretation No. 48, ?Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109? (?FIN 48?), clarifies the accounting for uncertainty in income taxes recognized in a Trading Company?s financial statements, and prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken. Generally, 2007 and 2008 tax years remain subject to examination by U.S. federal and most state tax authorities.

Dissolution of the Trading Company ? The Trading Company shall be dissolved upon the first of the following events to occur:

    (1)	The sole determination of Demeter; or
    (2)	The written consent of the Members holding not less
than a majority interest in capital with or without
cause; or
(3)	The occurrence of any other event that causes the
dissolution of the limited liability company under the Act.














       Morgan Stanley Managed Futures BHM I, LLC
Notes to Financial Statements (continued)

2. Trading Advisor

   Demeter retains BHM to make all trading decisions for the Trading Company.

   Fees paid to BHM by the Trading Company consist of a management fee and an incentive fee as follows:

Management Fee ? The Trading Company accrues and pays BHM a monthly management fee based on a percentage of Members? Capital as described in the advisory agreement among the Trading Company, Demeter, and BHM.

Incentive Fee ? The Trading Company pays BHM a quarterly incentive fee equal to 20% of the New Trading Profits earned by each Member. Such fee is accrued on a monthly basis, but is not payable until the end of each calendar quarter.

   New Trading Profits represent the amount by which profits from Futures Interests trading exceed losses after management fees, brokerage fees and transaction costs, and administrative fees are deducted. When BHM experiences losses with respect to the Members? capital as of the end of a calendar quarter, BHM must recover such losses before it is eligible for an incentive fee in the future. Losses are reduced for capital withdrawn from the Trading Company.

   The DWSS investment into the Trading Company does not pay any management or incentive fees to BHM as those are handled at the DWSS partnership level.






















       Morgan Stanley Managed Futures BHM I, LLC
Notes to Financial Statements (continued)

3. Financial Instruments

   The Trading Advisor trades Futures Interests on behalf of the Trading Company. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the fair value of these contracts, including interest rate volatility.

   The fair value of exchange-traded contracts is based on the settlement price quoted by the exchange on the day with respect to which fair value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price shall be the settlement price on the first subsequent day on which the contract could be liquidated. The fair value of off-exchange-traded contracts is based on the fair value quoted by the counterparty.

   The exchange-traded contracts are accounted for on a trade-date basis and fair-valued on a daily basis. The off-exchange-traded contracts are monthly fair valued.

   The Trading Company accounts for its derivative investments in accordance with the provisions of Statement of Financial Accounting Standards (?SFAS?) No. 133, ?Accounting for Derivative Instruments and Hedging Activities? (?SFAS No. 133?). SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics:

(1)	One or more underlying notional amounts or payment
provisions;
(2)	Requires no initial net investment or a smaller initial
net investment than would be 	required relative to
changes in market factors; and
    (3)	Terms require or permit net settlement.


   Generally, derivatives include futures, forward, swaps or options contracts, and other financial instruments with similar characteristics such as caps, floors, and collars.








       Morgan Stanley Managed Futures BHM I, LLC
Notes to Financial Statements (continued)

3. Financial Instruments (cont?d)

   The net unrealized gains (losses) on open contracts, reported as a component of ?Trading Equity? on the Statements of Financial
Condition, and their longest contract maturities were as follows:

		          Net Unrealized Gains/(Losses)
			                       on Open Contracts			           Longest Maturities
				                      Off-					                    Off-
	 	                   Exchange-	    Exchange-			   Exchange-	 Exchange-
        Date		        Traded	      Traded                   Total	   Traded	    Traded
        June 30, 2009   	     $(1,114,990)        $(904,399)	  $ (2,019,389)	    Dec. 2012	    Mar. 2010
        December 31, 2008         $ 8,319,704         $(934,614)	  $  7,385,090	    Dec. 2012	    Sep. 2009

4.  Derivative Instruments and Hedging Activities

   In March 2008, the FASB issued SFAS No. 161, ?Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133? ("SFAS No. 161"). SFAS No. 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand how those instruments and activities are accounted for; how and why they are used; and their effects on a Trading Company?s financial position, financial performance, and cash flows. SFAS No. 161 was effective as of January 1, 2009, for the Trading Company.

   The Trading Company?s objective is to profit from speculative trading in Futures Interests. Therefore, the Trading Advisor for the Trading Company will take speculative positions in Futures Interests where they feel the best profit opportunities exist for their trading strategy. As such, the absolute quantity (the total of the open long and open short positions) has been presented as a part of the volume disclosure, as position direction is not an indicative factor in such volume disclosures. In regards to foreign currency forward trades, each notional quantity amount has been converted to an equivalent contract based upon an industry convention.

   The following table summarizes the valuation of the Trading
Company?s investments by the above SFAS No. 161 disclosure as of June 30, 2009 and reflects the contracts outstanding at such time.

Morgan Stanley Managed Futures BHM I, LLC
Notes to Financial Statements (continued)

4.  Derivative Instruments and Hedging Activities (cont?d)

The Effect of Trading Activities on the Statements of Financial Condition for the Six Months Ended June 30, 2009:



   Futures and Forward Contracts

             Long
        Unrealized
         Gain

L           Long
         Unrealized
       Loss

            Short
        Unrealized
          Gain

Short
Unrealized
  Loss

        Net
     Unrealized
    Gain/(Loss)

Total Number
of Outstanding
Contracts

  $
$
      $
        $
    $

Tr  Commodity
          9,957,911
   (7,658,579)
     952,771
    (4,696,381)
          (1,444,278)
               7,639
K   Equity
               16,330
          (2,237)
           ?
             ?
                14,093
                    39
Foreign currency
             169,974
   (1,075,410)
             ?
         (15,313)
             (920,749)
                  529
K   Interest rate
                 ?___
           ?___
                 ?___
     (162,420)
             (162,420)
                 200
K        Total
10,144,215
 (8,736,226)
       952,771
  (4,874,114)
          (2,513,354)

K        Unrealized currency gain




              493,965

       Total net unrealized loss on open contracts                       (2,019,389)

    Options purchased, fair value
        6,858,497
   2,323,662
   ?
    ?
    Options written, fair value
   ?
    ?
(2,051,837)
     (3,826,185)

   The following tables summarize the net trading results of the Trading Company during the three and six month periods as required by SFAS No. 161.

The Effect of Trading Activities on the Statements of Operations for the Three and Six Months Ended June 30, 2009,
included in Total Trading Results:


For the Three Months
For the Six Months

Ended June 30, 2009
Ended June 30, 2009



Type of Instrument
$
$
Tr  Commodity
         5,090,571
         8,725,284
K   Equity
          (132,062)
          (186,759)
K   Foreign currency
            (97,228)
            864,384
K   Interest rate
       4,961,193
       7,889,586
K   Unrealized currency gain
       1,412,077
       1,271,433
K        Total
     11,234,551
     18,563,928

Line Items on the Statements of Operations for the Three and Six Months Ended June 30, 2009:


For the Three Months
For the Six Months

Ended June 30, 2009
Ended June 30, 2009



Trading Results
$
$



Tr  Realized
             15,317,057
             26,729,837
K   Net change in unrealized
             (4,082,506)
             (8,165,909)
K      Total Trading Results
       11,234,551
       18,563,928








       Morgan Stanley Managed Futures BHM I, LLC
Notes to Financial Statements (continued)

5.  Fair Value Measurements

   As defined by SFAS No. 157, ?Fair Value Measurements?, fair value is the amount that would be recovered when an asset is sold or an amount paid to transfer a liability, in an ordinary transaction between market participants at the measurement date (exit price). Market price observability is impacted by a number of factors, including the types of investments, the characteristics specific to the investment, and the state of the market (including the existence and the transparency of transactions between market participants). Investments with readily available actively quoted prices in an ordinary market will generally have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

   SFAS No. 157 requires use of a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels: Level 1 ? unadjusted quoted market prices in active markets for identical assets and liabilities; Level 2 - inputs other than unadjusted quoted market prices that are observable for the asset or liability, either directly or indirectly (including quoted prices for similar investments, interest rates, credit risk); and Level 3 - unobservable inputs for the asset or liability (including the Trading Company?s own assumptions used in determining the fair value of investments).

     In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment?s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Trading Company?s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.















       Morgan Stanley Managed Futures BHM I, LLC
Notes to Financial Statements (continued)

5. Fair Value Measurements (cont?d)

   The following tables summarize the valuation of the Trading
Company?s investments by the above SFAS No. 157 fair value hierarchy as of June 30, 2009 and December 31, 2008:

June 30, 2009





Quoted Prices in
   Active Markets for
  Identical Assets
        (Level 1)

  Significant Other
   Observable
       Inputs
     (Level 2)

  Significant
   Unobservable
     Inputs
   (Level 3)





       Total
  Assets

Net unrealized loss on open contracts

                        $(1,114,990)

 $(904,399)

    n/a


                     $(2,019,389)
Options purchased
                        $ 9,182,159
?
 n/a

                     $ 9,182,159






Liabilities





Options written
                       $ 5,878,022
?
   n/a

                     $ 5,878,022


December 31, 2008





Quoted Prices in
   Active Markets for
  Identical Assets
        (Level 1)

  Significant Other
   Observable
       Inputs
     (Level 2)

  Significant
   Unobservable
     Inputs
   (Level 3)





       Total
  Assets
Net unrealized gain (loss) on open
  contracts

                        $8,319,704

 $(934,614)

    n/a


                     $7,385,090
Options purchased
                        $2,622,329
?
 n/a

                     $2,622,329






Liabilities





Options written
                       $2,450,282
?
   n/a

                     $2,450,282


Morgan Stanley Managed Futures BHM I, LLC
Notes to Financial Statements (continued)

6. Investment Risk
   The Members? investments in the Trading Company expose the Members to various types of risks that are associated with Futures Interests trading and markets in which the Trading Company invests. The significant types of financial risks which the Trading Company is exposed to are market risk, liquidity risk, and counterparty risk.

   The rapid fluctuations in the market prices of Futures
Interests in which the Trading Company invests make the Members?
investments volatile. If BHM incorrectly predicts the direction of prices in the Futures Interests in which it invests, large losses may occur.

   Illiquidity in the markets in which the Trading Company invests may cause less favorable trade prices. Although BHM will generally purchase and sell actively traded contracts where last trade price information and quoted prices are readily available, the prices at which a sale or purchase occur may differ from the prices expected because there may be a delay between receiving a quote and executing a trade, particularly in circumstances where a market has limited trading volume and prices are often quoted for relatively limited quantities.

Morgan Stanley Managed Futures BHM I, LLC
Notes to Financial Statements (continued)

6. Investment Risk (cont?d)

        The credit risk on Futures Interests arises from the potential inability of counterparties to perform under the terms of the contracts. The Trading Company has credit risk because MS&Co., MSIP, and/or MSCG act as the commodity brokers and/or the counterparties with respect to most of the Trading Company?s assets. The Trading Company?s exposure to credit risk associated with counterparty nonperformance is typically limited to the cash deposits with, or other form of collateral held by, the counterparty. The Trading Company?s assets deposited with MS&Co. or its affiliates are segregated or secured in accordance with the Commodity Exchange Act and the regulations of the Commodity Futures Trading Commission (the ?CFTC?) and are expected to be largely held in non-interest bearing bank accounts at a U.S. bank or banks, but may also be invested in any other instruments approved by the CFTC for investment of customer funds. Exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. With respect to the Trading Company?s off-exchange-traded forward currency contracts and forward currency options contracts, there are no daily settlements of variation in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, the Trading Company is required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in the Trading Company accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at MS&Co. The Trading Company had assets on deposit with MS&Co. and MSIP, each acting as a commodity broker for the Trading Company?s trading of Futures Interests, totaling $135,794,601 and $131,750,369 at June 30, 2009, and December 31, 2008,
respectively. With respect to those off-exchange-traded forward currency contracts, the Trading Company is at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. With respect to those off-exchange-traded forward currency options contracts, the Trading Company is at risk to the ability of MSCG, the sole counterparty on all such contracts, to perform. The Trading Company has a netting agreement with each counterparty. These agreements, which seek to reduce both the Trading Company?s and the counterparties? exposure on off-exchange-traded forward currency contracts, including options on such contracts, should materially decrease the Trading Company?s credit risk in the event of MS&Co.?s or MSCG?s bankruptcy or insolvency.

Morgan Stanley Managed Futures BHM I, LLC
Notes to Financial Statements (continued)

7. Recent Accounting Pronouncements

(a) Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and
Identifying Transactions That Are Not Orderly

   In April 2009, the FASB issued FASB Staff Position (?FSP?) SFAS No. 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (?FSP SFAS No.157-4?). FSP SFAS No. 157-4 provides additional guidance for determining fair value and requires new disclosures regarding the categories of fair value instruments, as well as the inputs and valuation techniques utilized to determine fair value and any changes to the inputs and valuation techniques during the period. FSP SFAS No. 157-4 is effective for the quarter ended June 30, 2009. The adoption of FSP SFAS No. 157-4 did not have a material impact on the Trading Company?s financial statements.

(b) Interim Disclosures about Fair Value of Financial Instruments

   In April 2009, the FASB issued FSP SFAS No. 107-1 and Accounting Principals Board (?APB?) No. 28-1, Interim Disclosures About Fair Value of Financial Instruments (?FSP SFAS No. 107-1? and ?APB No. 28-1?). The staff position requires fair value disclosures of financial instruments on a quarterly basis, as well as new disclosures regarding the methodology and significant assumptions underlying the fair value measures and any changes to the methodology and assumptions during the reporting period. FSP SFAS No. 107-1 and APB No. 28-1 are effective for the quarter ended June 30, 2009. The adoption of FSP SFAS No. 107-1 and APB No. 28-1 did not have a material impact on the Trading Company?s financial statements.

(c)  Subsequent Events

   In May 2009, the FASB issued SFAS No. 165, Subsequent Events (?SFAS No. 165?). SFAS No. 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date; that is, whether that date represents the date the financial statements were issued or were available to be issued. SFAS No. 165 is effective for the quarter ended June 30, 2009. Management has performed its evaluation of subsequent events through August 12, 2009, the date these financial statements were issued.

Morgan Stanley Managed Futures BHM I, LLC
Notes to Financial Statements (concluded)

7. Recent Accounting Pronouncements (cont?d)

(d)  Accounting Standards Codification

   On June 29, 2009, the FASB issued Statement No. 168, ?FASB Accounting Standards Codification? and the Hierarchy of Generally Accepted Accounting Principles ? a replacement of FASB Statement No. 162. The FASB has stated that the FASB Accounting Standards Codification (?Codification?) will become the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Once effective, the Codification?s content will carry the same level of authority, effectively superseding Statement No. 162. In other words, the GAAP hierarchy will be modified to include only two levels of GAAP: authoritative and nonauthoritative. Statement No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.



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